EXHIBIT 99.1

For Immediate Release

Ginger Reeder
Corporate Communications
972-969-3213

Neiman Marcus Group Announces Promotions

DALLAS, Texas, October 30, 2007. Burt Tansky, Chairman and Chief Executive Officer of The Neiman Marcus Group, Inc. announced today the following changes to the leadership structure of the Company.
     Karen Katz, President, Chief Executive Officer of Neiman Marcus Stores has been promoted to an executive officer of The Neiman Marcus Group with additional responsibility for Strategy, Business Development and Marketing. In addition to her current title, she will become an Executive Vice President of The Neiman Marcus Group. Steven Dennis, Senior Vice President, Strategy, Business Development and Marketing, who has reported to Burt Tansky, will now report to Ms. Katz.
     James Skinner, Senior Vice President, Chief Financial Officer of The Neiman Marcus Group has been promoted to Executive Vice President, Chief Financial Officer of The Neiman Marcus Group and assumes additional responsibility for Information Services. Phil Maxwell, Senior Vice President, Chief Information Officer, who has reported to Burt Tansky, will now report to Mr. Skinner.
     Karen Katz and Jim Skinner will continue to report to Mr. Tansky and along with him, will become a part of a new integral group, which will be called The Office of the Chairman. The Office of the Chairman will be responsible for leading the overall strategic direction of the organization and setting policy.
     "Karen and Jim have demonstrated outstanding leadership capabilities, exceptional performance and an unrelenting focus on performance," said Burt Tansky. "Their promotions will provide them with development opportunities that will help prepare them for broader responsibilities as we grow."
     Brendan Hoffman, President and CEO of Neiman Marcus Direct and Jim Gold, President and CEO of Bergdorf Goodman, will continue to report to Mr. Tansky.
     The Neiman Marcus Group, Inc. operations include the Specialty Retail Stores segment and the Direct Marketing segment. The Specialty Retail Stores segment consists primarily of Neiman Marcus and Bergdorf Goodman stores. The Direct Marketing segment conducts both print catalog and online operations under the Neiman Marcus, Horchow and Bergdorf Goodman brand names.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States and elsewhere; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings or renovations; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the Company's success in enforcing its intellectual property rights; the effects of incurring a substantial amount of indebtedness under the Company's senior secured credit facilities, senior notes and senior subordinated notes and of complying with the related covenants and conditions; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates or inflation rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.

These and other factors that may adversely effect the Company's future performance or financial condition are contained in its Annual Report on Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Information about the company can be accessed at www.neimanmarcusgroup.com.